Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Feb. 13, 2018

DIEBOLD NIXDORF REPORTS 2017 FOURTH QUARTER, FULL-YEAR FINANCIAL RESULTS

•	Q4 GAAP revenue increased 0.5% to $1.2 billion; full-year GAAP revenue increased 39.0% to $4.6 billion

•
Q4 GAAP EPS attributable to Diebold Nixdorf was a loss of $1.43, including a one-time charge of approximately $95 million associated with the new U.S. tax law, or earnings of $0.40 per share on a non-GAAP basis

•	Full-year GAAP EPS attributable to Diebold Nixdorf was a loss of $3.09, or earnings of $1.13 per share on a non-GAAP basis

•	Net cash provided by operating activities was $272.4 million in Q4 and $37.1 million for the full year; free cash flow was $244.7 million in Q4 and a use of cash of $32.3 million for the full year

•	Company introduces outlook for 2018

NORTH CANTON, Ohio - Diebold Nixdorf, Incorporated (NYSE: DBD) today reported its 2017 fourth quarter and full-year financial results.

“Our fourth quarter results were in-line with expectations. We're encouraged by the continued growth in services and software revenue. However, the hardware business continues to be under pressure in the banking market. We followed through on our accelerated business improvement plans and, as a result, delivered adjusted profits at the high end of our previous guidance,” said Christopher A. Chapman, interim co-CEO and chief financial officer, Diebold Nixdorf. “Our free cash flow performance was strong during the quarter, although the accelerated restructuring and integration investments resulted in free cash use for the year."

Juergen Wunram, interim co-CEO and chief operating officer, said, “We are encouraged by the continued strength of our retail business as seen in our revenue and orders growth. The company is also experiencing solid demand for services and software, as we expand our leadership position in those areas. In addition, we are pleased with the pace of our integration efforts, which are enabling the company to streamline costs, increase productivity and strengthen our competitiveness.”

Business Highlights

•	Won a new software contract with JP Morgan Chase, the largest bank in the United States as measured by total assets, to deploy VynamicTM monitoring and fleet management software

•	Awarded a $45 million contract to provide comprehensive retail systems, software and services to a European fashion company operating in 12 countries

•
Secured a competitive bid valued at nearly $40 million to refresh thousands of POS terminals located in nine European countries, including a multi-year maintenance services contract, for a leading grocer

•	Booked a $19 million award for maintenance services, VynamicTM marketing software and automated teller machines (ATMs), at Banco Santander in Mexico

•	Signed contracts to provide ATMs at three U.S. regional banks valued at approximately $10 million in support of their transition to Windows 10

•	Won an $8 million contract with the largest bank in Singapore to replace a competitors' terminals with Diebold Nixdorf recyclers and dispensers

•	Earned a new, five-year maintenance agreement to service a competitors’ ATMs at Ceska Sporitelna in the Czech Republic

•	Renewed a services contract with a major European retailer and increased the scope to include managed mobility services for about 7,500 POS and SCO devices over the next three years

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Financial Results of Operations and Lines of Business
On Aug. 15, 2016, the company completed the acquisition of Wincor Nixdorf and, as a result, comparisons to prior periods may be impacted by this acquisition. Year-to-date financial information in the revenue tables, statement of operations and statement of cash flows include acquisition-related items that may impact GAAP results.

Revenue Summary by Reportable Segments, Geographic Regions and Solutions

Three months ended December 31, 2017 compared to December 31, 2016

(Dollars in millions)	2017	2016	% Change	% Change in CC (1)
Segments
Services	$638.0	$595.6	7.1	2.7
Software	138.7	116.9	18.6	12.1
Systems	473.2	530.9	(10.9)	(14.6)
Net sales	$1,249.9	$1,243.4	0.5	(3.8)

Geographic regions
Americas	$424.2	$459.4	(7.7)	(8.2)
EMEA	652.3	619.5	5.3	(2.3)
AP	173.4	164.5	5.4	2.8
Net sales	$1,249.9	$1,243.4	0.5	(3.8)

Solutions
Banking	$927.7	$965.1	(3.9)	(7.1)
Retail	322.2	278.3	15.8	7.5
Net sales	$1,249.9	$1,243.4	0.5	(3.8)
(1) - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

Year ended December 31, 2017 compared to December 31, 2016

(Dollars in millions)	2017	2016	% Change	% Change in CC (1)
Segments
Services	$2,397.3	$1,726.7	38.8	35.7
Software	476.6	256.3	86.0	78.2
Systems	1,735.4	1,333.3	30.2	26.6
Net sales	$4,609.3	$3,316.3	39.0	35.4

Geographic regions
Americas	$1,605.8	$1,662.3	(3.4)	(4.5)
EMEA	2,380.1	1,183.2	101.2	90.4
AP	623.4	470.8	32.4	31.5
Net sales	$4,609.3	$3,316.3	39.0	35.4

Solutions
Banking	$3,429.0	$2,799.9	22.5	20.0
Retail	1,180.3	516.4	128.6	115.3
Net sales	$4,609.3	$3,316.3	39.0	35.4
(1) -The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

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Year ended December 31, 2017 compared to pro forma December 31, 2016

(Dollars in millions)	2017	2016 (2)	% Change	% Change in CC (1)
Segments
Services	$2,397.3	$2,454.3	(2.3)	(3.2)
Software	476.6	463.5	2.8	1.1
Systems	1,735.4	2,050.6	(15.4)	(16.5)
Net sales	$4,609.3	$4,968.4	(7.2)	(8.3)

Geographic regions
Americas	$1,605.8	$1,859.5	(13.6)	(14.5)
EMEA	2,380.1	2,446.2	(2.7)	(4.2)
AP	623.4	662.7	(5.9)	(6.1)
Net sales	$4,609.3	$4,968.4	(7.2)	(8.3)

Solutions
Banking	$3,429.0	$3,795.1	(9.6)	(10.6)
Retail	1,180.3	1,173.3	0.6	(0.8)
Net sales	$4,609.3	$4,968.4	(7.2)	(8.3)
(1) - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.
(2) - The unaudited pro forma net sales information for the year ended December 31, 2016 is a non-GAAP measure which combines the historical net sales information of Diebold and Wincor Nixdorf for the year ended December 31, 2016. Wincor Nixdorf’s net sales information included in the December 31, 2016 pro forma information was prepared in accordance with International Financial Reporting Standards.

U.S. Regulatory Tax Rate Impact
The enactment of the U.S. Tax Cuts and Jobs Act in December 2017 resulted in a one-time charge of approximately $95 million in the fourth quarter. The charge encompasses several elements, including a tax on accumulated overseas profits and the revaluation of deferred tax assets and liabilities. As a result, the company's reported GAAP tax rate, which includes the one-time charge, was (522.5) percent for the fourth quarter, and (14.9) percent for the full year. Diebold Nixdorf's non-GAAP tax rate, which excludes the one-time charge, was 22.2 percent for the fourth quarter, and 19.9 percent for the full year.

Full-year 2018 Outlook (continuing operations) 1

2018 Outlook
Total Revenue	$4.5B - $4.7B
Net Income (Loss)	$(65 million) - $(40 million)
Adjusted EBITDA	$380 million - $410 million
2018 EPS (GAAP)	$(0.80) - $(0.50)
Restructuring	~ 0.40
Non-routine (income)/expense
Integration expense	~ 0.65
Wincor Nixdorf purchase accounting adjustments	~ 1.40
Total non-routine (income)/expense	~ 2.05
Tax impact of restructuring and non-routine (income)/expense items	~ (0.65)
Total Adjusted EPS (non-GAAP measure)	$1.00 - $1.30

1 - The company expects a non-GAAP effective tax rate to be in the mid-20 percent range for the full year. With respect to the company’s non-GAAP tax rate outlook for 2018, it is not providing the most directly comparable GAAP financial measure and, with respect to the company's non-GAAP tax rate and adjusted EBITDA for 2018, the company is not providing corresponding reconciliations because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our future period tax rate and net income calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

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Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold Nixdorf's Investor Relations website. Christopher A. Chapman, interim co-CEO and chief financial officer, and Juergen Wunram, interim co-CEO and chief operating officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.
About Diebold Nixdorf
Diebold Nixdorf is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an ‘always on’ and changing consumer landscape.

Diebold Nixdorf has a presence in more than 130 countries with approximately 23,000 employees worldwide. The organization maintains corporate offices in North Canton, Ohio, USA and Paderborn, Germany. Shares are traded on the New York and Frankfurt Stock Exchanges under the symbol ‘DBD’. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA, adjusted EBITDA, non-GAAP effective tax rate and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward looking because they include words such as "believes", "anticipates", "expects", "could", "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward looking statements. Forward looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize synergies; the company's ability to successfully operate its strategic alliances in China with the Inspur Group and Aisino Corp.; changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the Company's operations, including the

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impact of the Tax Act; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; the finalization of the company's financial statements for the periods discussed in this release; the impact of market and economic conditions on the financial services markets; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward looking statements, which speak only as of the date of this press release.

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS EXCEPT EARNINGS PER SHARE)

	Q4 2017	Q4 2016	YTD 12/31/2017	YTD 12/31/2016
Net sales
Services and software	$776.7	$712.5	$2,873.9	$1,983.0
Systems	473.2	530.9	1,735.4	1,333.3
Total	1,249.9	1,243.4	4,609.3	3,316.3
Cost of sales
Services and software	565.4	534.5	2,161.0	1,402.2
Systems	396.1	478.7	1,438.6	1,192.4
Total	961.5	1,013.2	3,599.6	2,594.6
Gross profit	288.4	230.2	1,009.7	721.7
Gross margin	23.1%	18.5%	21.9%	21.8%
Operating expenses
Selling and administrative expense	241.1	254.8	933.7	761.2
Research, development and engineering expense	41.1	42.8	155.5	110.2
Impairment of assets	—	9.8	3.1	9.8
(Gain) loss on sale of assets, net	3.5	0.5	1.0	0.3
Total	285.7	307.9	1,093.3	881.5
Percent of net sales	22.9%	24.8%	23.7%	26.6%
Operating profit (loss)	2.7	(77.7)	(83.6)	(159.8)
Operating margin	0.2%	(6.2)%	(1.8)%	(4.8)%
Other income (expense)
Interest income	4.5	5.0	20.3	21.5
Interest expense	(26.6)	(33.2)	(117.3)	(101.4)
Foreign exchange gain (loss), net	0.6	(0.5)	(3.9)	(2.1)
Miscellaneous, net	7.1	(0.1)	8.8	3.5
Other income (expense), net	(14.4)	(28.8)	(92.1)	(78.5)
Income (loss) from continuing operations before taxes	(11.7)	(106.5)	(175.7)	(238.3)
Income tax (benefit) expense	89.2	(33.1)	29.8	(67.6)
Income (loss) from continuing operations, net of tax	(100.9)	(73.4)	(205.5)	(170.7)
Income from discontinued operations, net of tax	—	—	—	143.7
Net income (loss)	(100.9)	(73.4)	(205.5)	(27.0)
Net income attributable to noncontrolling interests, net of tax	7.4	4.4	27.6	6.0
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(108.3)	$(77.8)	$(233.1)	$(33.0)

Basic weighted-average shares outstanding	75.5	75.1	75.5	69.1
Diluted weighted-average shares outstanding	75.5	75.1	75.5	69.1

Amounts attributable to Diebold Nixdorf, Incorporated
Income (loss) before discontinued operations, net of tax	$(108.3)	$(77.8)	$(233.1)	$(176.7)
Income from discontinued operations, net of tax	—	—	—	143.7
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(108.3)	$(77.8)	$(233.1)	$(33.0)

Basic earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$(1.43)	$(1.04)	$(3.09)	$(2.56)
Income from discontinued operations, net of tax	—	—	—	2.08
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(1.43)	$(1.04)	$(3.09)	$(0.48)

Diluted earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$(1.43)	$(1.04)	$(3.09)	$(2.56)
Income from discontinued operations, net of tax	—	—	—	2.08
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(1.43)	$(1.04)	$(3.09)	$(0.48)

Cash dividends declared and paid per share	$0.10	$0.10	$0.40	$0.96

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	12/31/2017	12/31/2016

ASSETS
Current assets
Cash and cash equivalents	$535.2	$652.7
Short-term investments	81.4	64.1
Trade receivables, less allowances for doubtful accounts	830.1	835.9
Inventories	737.0	737.7
Other current assets	324.7	329.2
Total current assets	2,508.4	2,619.6

Securities and other investments	96.8	94.7
Property, plant and equipment, net	364.5	387.0
Goodwill	1,117.1	998.3
Customer relationships, net	633.3	596.3
Intangible assets, net	140.5	176.6
Other assets	389.6	397.8
Total assets	$5,250.2	$5,270.3

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$66.7	$106.9
Accounts payable	562.2	560.5
Other current liabilities	1,170.5	1,157.1
Total current liabilities	1,799.4	1,824.5

Long-term debt	1,787.1	1,691.4
Long-term liabilities	664.8	685.5

Redeemable noncontrolling interests	492.1	44.1

Total Diebold Nixdorf, Incorporated shareholders' equity	470.0	591.4
Noncontrolling interests	36.8	433.4
Total equity	506.8	1,024.8
Total liabilities, redeemable noncontrolling interests and equity	$5,250.2	$5,270.3

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 12/31/2017	YTD 12/31/2016
Cash flow from operating activities
Net income (loss)	$(205.5)	$(27.0)
Income from discontinued operations, net of tax	—	143.7
Income (loss) from continuing operations, net of tax	(205.5)	(170.7)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	252.2	134.8
Impairment of assets	3.1	9.8
Gain on foreign currency option and forward contracts, net	—	(9.3)
Other	37.4	17.9

Cash flow from changes in certain assets and liabilities, net of the effects of acquisitions
Trade receivables	23.2	100.9
Inventories	17.7	124.3
Accounts payable	(6.3)	(112.1)
Income taxes	11.9	(67.3)
Deferred revenue	26.0	61.6
Deferred income taxes	33.7	(94.6)
Certain other assets and liabilities	(156.3)	44.0
Net cash provided (used) by operating activities - continuing operations	37.1	39.3
Net cash provided (used) by operating activities - discontinued operations	—	(10.6)
Net cash provided (used) by operating activities	37.1	28.7

Cash flow from investing activities
Payments for acquisitions, net of cash acquired	(5.6)	(884.6)
Net investment activity	(33.6)	(2.3)
Capital expenditures	(69.4)	(39.5)
Increase in certain other assets	(20.2)	3.1
Net cash provided (used) by investing activities - continuing operations	(128.8)	(923.3)
Net cash provided (used) by investing activities - discontinued operations	—	361.9
Net cash provided (used) by investing activities	(128.8)	(561.4)

Cash flow from financing activities
Dividends paid	(30.6)	(64.6)
Net debt borrowings	(10.8)	958.0
Repurchase of common shares	(5.0)	(2.2)
Other	(17.3)	(9.9)
Net cash provided (used) by financing activities - continuing operations	(63.7)	881.3
Net cash provided (used) by financing activities	(63.7)	881.3
Effect of exchange rate changes on cash	37.9	(8.0)

Increase (decrease) in cash and cash equivalents	(117.5)	340.6
Add: Cash overdraft included in assets held for sale at beginning of year	—	(1.5)
Cash and cash equivalents at the beginning of the year	652.7	313.6
Cash and cash equivalents at the end of the year	$535.2	$652.7

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q4 2017						Q4 2016
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$1,249.9	$288.4	23.1%	$285.7	$2.7	0.2%	$1,243.4	$230.2	18.5%	$307.9	$(77.7)	(6.2)%
Restructuring	—	(3.2)		(7.9)	4.7		—	21.4		(25.2)	46.6
Non-routine income/expense:
Impairment	—	—		—	—		—	—		(9.9)	9.9
Legal / Acquisition and divestiture expense	—	—		—	—		—	0.1		(5.6)	5.7
Acquisition integration	—	1.7		(15.6)	17.3		—	—		(12.2)	12.2
Wincor Nixdorf purchase accounting adjustments	—	7.2		(21.9)	29.1		11.3	55.3		(18.9)	74.2
Executive severance	—	—		(5.4)	5.4		—	—		—	—
Other	—	—		(0.4)	0.4		—	(2.2)		0.2	(2.4)
Non-routine expenses, net	—	8.9		(43.3)	52.2		11.3	53.2		(46.4)	99.6
Non-GAAP results	$1,249.9	$294.1	23.5%	$234.5	$59.6	4.8%	$1,254.7	$304.8	24.3%	$236.3	$68.5	5.5%

	YTD 12/31/2017						YTD 12/31/2016
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$4,609.3	$1,009.7	21.9%	$1,093.3	$(83.6)	(1.8)%	$3,316.3	$721.7	21.8%	$881.5	$(159.8)	(4.8)%
Restructuring	—	29.2		(20.2)	49.4		—	25.6		(33.8)	59.4
Non-routine income/expense:
Impairment	—	—		(3.1)	3.1		—	—		(9.9)	9.9
Legal / Acquisition and divestiture expense	—	0.6		(15.5)	16.1		—	0.5		(103.8)	104.3
Acquisition integration	—	4.4		(67.7)	72.1		—	0.1		(17.7)	17.8
Wincor Nixdorf purchase accounting adjustments	30.4	75.9		(85.0)	160.9		16.2	98.9		(29.7)	128.6
Executive severance	—	—		(5.4)	5.4		—	—		—	—
Other	—	0.4		(0.4)	0.8		—	(1.4)		0.1	(1.5)
Non-routine expenses, net	30.4	81.3		(177.1)	258.4		16.2	98.1		(161.0)	259.1
Non-GAAP results	$4,639.7	$1,120.2	24.1%	$896.0	$224.2	4.8%	$3,332.5	$845.4	25.4%	$686.7	$158.7	4.8%

Restructuring expenses relate to the DN2020 business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration, culture and talent, and include the company's legacy multi-year realignment program. Non-routine income/expense relate to non-cash impairments primarily associated with legacy Diebold software, legal, acquisition and divestiture expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, acquisition, integration and divestiture expenses. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. Executive severance relates to the severance costs incurred related to the departure of our chief executive officer in December 2017. Other includes the gains from divestitures and ongoing interest charges related to the Brazil indirect tax matter.

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2. Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q4 2017	Q4 2016	YTD 12/31/2017	YTD 12/31/2016
Net income (loss)	$(100.9)	$(73.4)	$(205.5)	$(27.0)
Income tax (benefit) expense	89.2	(33.1)	29.8	(67.6)
Interest income	(4.5)	(5.0)	(20.3)	(21.5)
Interest expense	26.6	33.2	117.3	101.4
Depreciation and amortization	66.8	60.5	252.2	134.8
EBITDA	77.2	(17.8)	173.5	120.1
Income from discontinued operations, net of tax	—	—	—	(143.7)
Share-based compensation	10.8	8.0	33.9	22.2
Foreign exchange loss, net	(0.6)	0.5	3.9	2.1
Miscellaneous, net	(7.1)	0.1	(8.8)	(3.5)
Restructuring expenses	4.7	46.6	49.4	59.4
Non-routine expenses, net	23.3	67.9	130.0	209.5
Adjusted EBITDA	$108.3	$105.3	$381.9	$266.1
Adjusted EBITDA % revenue	8.7%	8.5%	8.3%	8.0%

We define EBITDA as net income (loss) excluding income tax benefit, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: income from discontinued operations net of tax, share-based compensation, foreign exchange (gain) loss net, miscellaneous net, restructuring expense, and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the Company reclassified $28.9 million and $128.4 million, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three- and twelve-month periods ended December 31, 2017. This represents the reconciliation between the amounts presented in note 1 and Adjusted EBITDA. Miscellaneous net primarily consists of the equity and earnings of investees. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2017	Q4 2016	YTD 12/31/2017		YTD 12/31/2016
Total diluted EPS from the income (loss) from continuing operations, net of tax (GAAP measure)	$(1.43)	$(1.04)	$(3.09)		$(2.56)
Restructuring	0.06	0.61	0.65		0.85
Non-routine (income)/expense:
Impairment	—	0.13	0.04		0.14
Legal / acquisition and divestiture expense	—	0.07	0.25		2.06
Acquisition integration	0.23	0.16	0.95		0.25
Acquisition related hedging (income)/expense	—	—	—		(0.13)
Wincor Nixdorf purchase price accounting adjustments	0.38	0.98	2.11		1.85
Executive severance	0.07	—	0.07		—
Other	0.02	(0.01)	0.03		—
Total non-routine (income)/expense	0.70	1.33	3.45	—	4.17
U.S. tax law impact	1.25	—	1.25		—
Tax impact (inclusive of allocation of discrete tax items)	(0.18)	(0.58)	(1.13)		(1.38)
Total adjusted EPS (non-GAAP measure)	$0.40	$0.32	$1.13		$1.08
EPS (non-GAAP) - Discontinued Operations	$—	$—	$—		$(0.02)
EPS (non-GAAP) - Including Discontinued Operations	$0.40	$0.32	$1.13		$1.06

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Restructuring expenses relate to the DN2020 business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration, culture and talent, and include the company's legacy multi-year realignment program. Non-routine income/expense relate to non-cash impairments primarily associated with legacy Diebold software, legal, acquisition and divestiture expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, acquisition, integration and divestiture expenses, including incremental interest related to the debt incurred and fair value of foreign currency option contracts prior to closing the acquisition of Wincor Nixdorf. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. Executive severance relates to the severance costs incurred related to the departure of our chief executive officer December 2017. Other includes the ongoing interest charges related to the Brazil indirect tax matter.

4. Free cash flow/(use) from continuing operations is calculated as follows (Dollars in millions):

	Q4 2017	Q4 2016	YTD 12/31/2017	YTD 12/31/2016
Net cash provided by operating activities (GAAP measure)	$272.4	$225.7	$37.1	$39.3
Capital expenditures (GAAP measure)	(27.7)	(15.6)	(69.4)	(39.5)
Free cash flow/(use) (non-GAAP measure)	$244.7	$210.1	$(32.3)	$(0.2)

We define free cash flow use as net cash (used) provided by operating activities less capital expenditures. We consider free cash flow use to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

5. Net debt is calculated as follows (Dollars in millions):

	12/31/2017	12/31/2016
Cash, cash equivalents and short-term investments (GAAP measure)	$616.6	$716.8
Debt instruments	(1,853.8)	(1,798.3)
Net debt (non-GAAP measure)	$(1,237.2)	$(1,081.5)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 80% of the company's cash, cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/18-3882

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